UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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SMTC CORPORATION

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SMTC CORPORATION

635 HOOD ROAD

MARKHAM, ONTARIO

CANADA L3R 4N6

April 27, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of SMTC Corporation to be held at our offices located at 635 Hood Road, Markham, Ontario, Canada, L3R 4N6 on Friday, May 18, 2007, at 11:00 a.m., Eastern Daylight Time.

Details of the business to be conducted at the Annual Meeting are given in the attached proxy statement and Notice of Annual Meeting of Stockholders. You should read with care the proxy statement that describes the proposed nominee for director and the proposed amendment to the SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan and presents other important information about the proposals.

Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. You are accordingly urged to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

John E. Caldwell President and Chief Executive Officer SMTC Corporation

SMTC CORPORATION

635 HOOD ROAD

MARKHAM, ONTARIO

CANADA L3R 4N6

NOTICE OF 2007 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD MAY 18, 2007

The Annual Meeting of Stockholders (the “Annual Meeting”) of SMTC Corporation, a Delaware corporation (the “Company”), will be held at our offices located at 635 Hood Road, Markham, Ontario, Canada, L3R 4N6 on Friday, May 18, 2007, at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect one Class I director to serve until the 2010 Annual Meeting and until a successor is elected and qualified in accordance with the by-laws of the Company.

2. To approve an amendment to the SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan (the “Equity Incentive Plan Amendment”).

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement, which is attached, and made a part, hereof.

The Board of Directors has fixed the close of business on March 28, 2007 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

By Order of the Board of Directors,

Jane Todd Secretary

Markham, Ontario

April 27, 2007

SMTC CORPORATION

635 HOOD ROAD

MARKHAM, ONTARIO

CANADA L3R 4N6

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

General Information

The Board of Directors of SMTC Corporation, a Delaware corporation, is soliciting the enclosed proxy form from our stockholders. The proxy will be used at our 2007 Annual Meeting of Stockholders to be held on Friday, May 18, 2007, 11:00 a.m., Eastern Daylight Time, at our offices located at 635 Hood Road, Markham, Ontario, Canada, L3R 4N6.

This Proxy Statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures.

We use several abbreviations in this Proxy Statement. We refer to our company as “SMTC” or the “Company.” We call our board of directors the “Board.” References to “2006” mean our calendar year 2006, which began on January 1, 2006 and ended on December 31, 2006.

This Proxy Statement and the accompanying proxy are being sent by mail to common stockholders, the trustee for the special voting share and holders of exchangeable shares on or about April 27, 2007. The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs.

The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners, including beneficial owners of exchangeable shares subject to and in accordance with the provisions of National Instrument 54-101—Communication with Beneficial Owners of Securities of a Reporting Issuer. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Who May Attend and Vote?

Each holder of the Company’s common stock, par value $.01 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date, and CIBC Mellon Trust Company (the “Trustee”), the holder of the Company’s special voting share (the “Special Voting Share”), is entitled to one vote for each exchangeable share (an “Exchangeable Share”) of SMTC Manufacturing Corporation of Canada (“SMTC Canada”), a subsidiary of the Company, outstanding as of the record date, March 28, 2007 (other than Exchangeable Shares owned by the Company and its subsidiaries). Holders of Common Stock and the Special Voting Share are collectively referred to as “Stockholders.” Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee at the Annual Meeting. On the record date, 13,687,476 shares of our Common Stock were issued and outstanding, one share of the Company’s Special Voting Stock was issued and outstanding and 958,857 Exchangeable Shares of SMTC Canada were issued and outstanding (excluding Exchangeable Shares owned by the Company and its subsidiaries, which are not voted). Each Exchangeable Share is exchangeable at any time, at the option of its holder, for one share of Common Stock.

At least ten days before the 2007 Annual Meeting of Stockholders, the Company will make a complete list of the Stockholders entitled to vote at the Annual Meeting open to the examination of any Stockholder for any purpose germane to the Annual Meeting at its principal executive offices at 635 Hood Road, Markham, Ontario, Canada L3R 4N6. The list will also be made available to Stockholders present at the Annual Meeting.

How Do I Vote?

As a Stockholder, you have the right to vote on certain business matters affecting the Company. The proposals that will be presented at the Annual Meeting, and upon which you are being asked to vote, are discussed in the sections of this proxy statement entitled “Proposal No. 1—Election of Director” and “Proposal No. 2—Approval of the Equity Incentive Plan Amendment.” Each share of the Company’s Common Stock you own entitles you to one vote. The Trustee is entitled to one vote for each Exchangeable Share of SMTC Canada outstanding as of the record date (other than Exchangeable Shares owned by the Company and its subsidiaries). The enclosed proxy card indicates the number of shares you own.

By signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. Your shares will be voted as you direct on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you. In the absence of instructions on a properly executed proxy, proxies from holders of Common Stock will be voted FOR the proposals.

Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee will be cast by the Trustee in accordance with those instructions. If a properly executed voting instruction card is not received by the Trustee from a holder of Exchangeable Shares, the votes to which such holder is entitled will not be exercised.

What Does the Board of Directors Recommend?

If you submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends that you vote:

•	FOR the nominee for director identified in Proposal No. 1.

•	FOR the Equity Incentive Plan Amendment described in Proposal No. 2.

What Vote Is Required For The Proposal?

A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. The following votes are required with respect to the proposals.

•

For the election of directors, the candidate receiving the greatest number of affirmative votes (a “plurality vote”) of the votes attached to shares of Common Stock and the Special Voting Share will be elected.

•	For the approval of the Equity Incentive Plan Amendment, the affirmative vote of a majority of the votes cast on the proposal is required.

An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the Annual Meeting, and an officer of the Company will tabulate votes cast in person at the Annual Meeting.

Shares represented by proxies that indicate an abstention or a “broker non-vote” will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence or absence of a quorum. A “broker non-vote” exists with respect to any shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter. Broker non-votes and abstentions will have no effect with respect to the proposals.

May I Change My Vote After I Return My Proxy Card?

Yes. A proxy may be revoked by the Stockholder giving the proxy at any time before it is voted by written notice of revocation delivered to the Company prior to the meeting, and a prior proxy is automatically revoked by a Stockholder giving a subsequent proxy or attending and voting at the Annual Meeting. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Holders of Exchangeable Shares who wish to direct the Trustee to cast the votes attached to the Special Voting Share on their behalf should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and the manner for revoking the instructions.

PROPOSAL NO. 1—ELECTION OF DIRECTOR

The number of directors on the Board is currently fixed at seven. The Company’s Certificate of Incorporation and By-laws divide the Company’s Board of Directors into three classes. The members of each class of directors serve staggered three year terms.

In 2006, there were no changes to the Board of Directors. However, Blair Hendrix has informed the Company that he will not stand for re-election at the Annual Meeting of Stockholders in 2007 and is effectively resigning as of May 18, 2007 as a member of the Board of Directors of the Company and as a member of the Nominating and Governance Committee and the Compensation and Management Development Committee. The Board expects to fill the vacancy created by Mr. Hendrix’s departure in 2007.

The Board is composed of two Class I directors (Blair Hendrix and John Caldwell), two Class II directors (William Brock and Wayne McLeod) and two Class III directors (Stephen Adamson and Thomas Cowan), whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders held in 2007, 2008 and 2009, respectively. A Class I Director (John Caldwell) is currently being nominated for re-election as part of this Annual Meeting. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Following the Annual Meeting, one Class I seat will be vacant and one Class III seat will be vacant.

At this Annual Meeting, the Stockholders will elect one Class I director, to serve a three year term until the 2010 Annual Meeting of Stockholders and until a qualified successor is elected and qualified or until the director’s earlier resignation or removal. One director whose term of office expires at the 2007 Annual Meeting, John Caldwell, has been nominated for re-election to our Board of Directors. The Board has no reason to believe that he will be unable or unwilling to serve as a director if elected. If, however, any nominee cannot or will not serve as a director, the persons named on your proxy card may vote for a substitute nominee designated by the Board.

Class I Director Nominee

John Caldwell has served as a director since March 2003, as the President and Chief Executive Officer of the Company since October 2003 and was Chair of the Board from March 2004 to August 2005. Previously, he was an independent consultant and corporate director, and from October 2002 to September 2003, he held positions in the Mosaic Group Inc. (a marketing services provider) as Chair of the Restructuring Committee of the Board; in Geac Computer Corporation Limited (a computer software company) as a consultant from December 2001 to October 2002 and as President and Chief Executive Officer from October 2000 to December 2001; and in CAE Inc. (a flight simulation and training services company) from January 1988 to October 1999, including President and Chief Executive Officer from June 1993 to October 1999 and Chief Financial Officer from 1988 to 1992. Mr. Caldwell also serves on the boards of directors of Advanced Micro Devices Inc., Cognos Inc., Faro Technologies, Rothmans Inc., and IAMGOLD Corporation.

The nominee receiving the highest number of affirmative votes of the votes attached to the Common Stock and the Special Voting Share, voting together as a single class, represented and voting on the Proposal at the Annual Meeting, will be elected Class I director of the Company to serve his respective term or until his successor has been elected and duly qualified.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE.

PROPOSAL NO. 2—APPROVAL OF THE EQUITY INCENTIVE PLAN AMENDMENT

The SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan, or the 2000 Plan, was adopted by our Board of Directors and approved by our Stockholders prior to the completion of our initial public offering in July 2000. The 2000 Plan provides for the grant of options to all employees, officers, directors and consultants of the Company and its affiliates worldwide. The 2000 Plan also provides for the grant of stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and securities (other than stock options) which are convertible into or exchangeable for Common Stock, including options exercisable for SMTC Canada exchangeable shares, on such terms and conditions as our Board determines.

The purpose of the 2000 Plan is to advance the interests of the Company by giving selected key employees who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its affiliates stock-based incentives or incentives based on the performance of the Company.

All numbers below referring to shares of Common Stock, exchangeable shares or options have been adjusted for the reverse stock split on October 4, 2004.

We originally authorized a total of 345,410 shares of Common Stock, with annual increases of up to 1.0% of our outstanding Common Stock, for issuance under the 2000 Plan. In 2004, the Stockholders approved an amendment to the 2000 Plan, which increased the number of shares of Common Stock that may be issued under awards granted under the 2000 Plan to 750,000. Since 2004, the total number of shares of Common Stock that may be issued under awards granted under the 2000 Plan has been increased by 1% of our outstanding Common Stock per year in accordance with the terms of the 2000 Plan. The pool was increased by 79,818 shares in 2005, 128,925 shares in 2006 and 134,194 shares in 2007. As of March 31, 2007, there were 1,092,937 shares of Common Stock authorized for issuance pursuant to awards under the 2000 Plan, of which 130,656 shares were available for future awards. Because we anticipate that our needs under the 2000 Plan over the next several years will exceed the number of shares of Common Stock available, and to maintain a desirable ratio of shares of Common Stock available for issuance under the 2000 Plan to the total shares of Common Stock outstanding, our Board has approved, and we are asking our Stockholders to approve, the amendment of the 2000 Plan (the “Equity Incentive Plan Amendment”), which serves to increase the number of shares of Common Stock under the 2000 Plan by 707,063 shares for a total of 1,800,000 shares of Common Stock authorized for issuance under awards granted under the 2000 Plan and to make corresponding changes to related amounts in the 2000 Plan with respect to limits on the number of shares of Common Stock that may be delivered in satisfaction of incentive stock options and the number of shares subject to awards that may be granted to an individual.

The following is a summary of the material features of the 2000 Plan, as proposed to be amended. A copy of the 2000 Plan, as proposed to be amended, appears as Annex A to this Proxy Statement, which we urge Stockholders to read in its entirety. For more information on the Company’s equity compensation plans, please also see “Executive Compensation and Related Information—Compensation Discussion and Analysis—Long-Term Equity Compensation,” “Executive Compensation and Related Information—Grants of Plan-Based Awards” and “Additional Information—Equity Compensation Plan Information” below.

General

The 2000 Plan is administered by the Compensation and Management Development Committee (which we refer to in this section as, the “Committee”) of the Board. Approximately 1,300 employees of the Company and other persons who provide services to the Company or its subsidiaries are eligible to receive awards under the 2000 Plan. Our current practice is to award the equity based incentives to key employees. The Committee has the authority to determine the terms of the awards granted, including the exercise price of the awards (as applicable), the number of shares subject to each award, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Committee has the authority to amend, suspend or terminate the 2000 Plan, provided that no such action may affect any shares previously issued and sold or any award previously granted under the 2000 Plan.

Stock Options. The Committee may from time to time award options to any participant subject to the limitations described above and in the 2000 Plan. Options granted under the 2000 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee and only by such optionee. Options granted under the 2000 Plan must generally be exercised within three months after the end of an optionee’s status as an employee, director or consultant of SMTC, or within 12 months after such optionee’s termination by death or disability, but in no event later than the expiration of the option term.

The term of all other options granted under the 2000 Plan shall be determined by the Committee, provided that the term of certain options must not exceed 10 years. The Committee may at any time and from time to time accelerate the time at which all or any part of an option may be exercised. The exercise price may be paid by cash, check, bank draft, or money order. The Committee may also permit the exercise price to be paid by tendering shares of Common Stock, by delivery to the Company of an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or by a combination of the foregoing.

Cash Performance Grants. Cash performance grants, intended to qualify as “performance-based compensation,” may be issued under the 2000 Plan and must be based on performance criteria established by the Committee no later than 90 days after the commencement of the period of service to which the grant relates.

Mergers. The 2000 Plan provides that in the event of our merger with or into another corporation, or a sale of substantially all of our assets, each option shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the administrator shall provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. This may have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to gain control of us because our employees might have a reduced incentive to remain with us following a merger or sale.

Amendment. The Committee may make such amendments to the terms and conditions applicable to outstanding awards as are consistent with the 2000 Plan; provided that, no such amendment may, without the approval of the Stockholders of the Company, effectuate a change for which Stockholder approval is required in order for the 2000 Plan to continue to qualify under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “code”), and for awards to be eligible for the performance-based exception under Section 162(m) of the code.

New 2000 Plan Benefits

The future benefits or amounts that would be received under the 2000 Plan by the executive officers are discretionary and are therefore not determinable at this time. If the Equity Incentive Plan Amendment is approved, the Company does not expect the award of benefits to change from the current practice.

Stockholder Approval of Amendments to 2000 Plan

An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Equity Incentive Plan Amendment. The Board of Directors recommends voting in favor of the Equity Incentive Plan Amendment because it provides the most effective means by which the Company may provide equity-based compensation to employees and others who can make a significant contribution to our success. Without the additional shares, we may not be able to provide sufficient equity incentives over the next several years. If the Equity Incentive Plan Amendment is not approved, we will continue to administer the 2000 Plan as currently in effect. Passage of Proposal No. 2 will not affect awards outstanding under the Company’s existing 2000 Plan.

THE BOARD RECOMMENDS A VOTE TO APPROVE THE EQUITY INCENTIVE PLAN AMENDMENT.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our directors and executive officers, their ages as of March 31, 2007, the positions currently held by each person and their place of residence.

Name and Place of Residence	Age	Office
John Caldwell Toronto, Ontario	57	President and Chief Executive Officer and Director (1)(2)

Jane Todd Aurora, Ontario	44	Senior Vice President, Finance, and Chief Financial Officer (2)

Steven Hoffrogge Aurora, Ontario	41	Senior Vice President, Business Development

Don G. Simpson Newmarket, Ontario	44	Senior Vice President, Manufacturing and Engineering

Paul Blom Aurora, Ontario	45	Senior Vice President, Supply Chain Management

Wayne McLeod Toronto, Ontario	67	Director and Chair of the Board (3)(5)

Stephen Adamson Los Angeles, California	50	Director (4)

William Brock Toronto, Ontario	70	Director (1)(3)(4)(5)

Thomas Cowan Stamford, Connecticut	57	Director (5)

Blair Hendrix Wellesley, Massachusetts	42	Director (1)(3)(4)

(1)	Also a member of the board of directors of SMTC Canada.
(2)	Also an officer of SMTC Canada.
(3)	Member of the Nominating and Governance Committee.
(4)	Member of the Compensation and Management Development Committee.
(5)	Member of the Audit Committee.

John Caldwell has served as a director since March 2003, as the President and Chief Executive Officer of the Company since October 2003 and was Chair of the Board from March 2004 to August 2005. Previously, he was an independent consultant and corporate director, and from October 2002 to September 2003, he held positions in the Mosaic Group Inc. (a marketing services provider) as Chair of the Restructuring Committee of the Board; in Geac Computer Corporation Limited (a computer software company) as a consultant from December 2001 to October 2002 and as President and Chief Executive Officer from October 2000 to December 2001; and in CAE Inc. (a flight simulation and training services company) from January 1988 to October 1999, including President and Chief Executive Officer from June 1993 to October 1999 and Chief Financial Officer from 1988 to 1992. Mr. Caldwell also serves on the boards of directors of Advanced Micro Devices Inc., Cognos Inc., Faro Technologies, Rothmans Inc., and IAMGOLD Corporation.

Jane Todd joined the Company in July 2004 as Senior Vice President, Finance, and Chief Financial Officer. Ms. Todd brings leadership experience from both a technology and manufacturing background. Prior to joining SMTC, Ms. Todd served as the Chief Financial Officer of each of the following companies: a spin-off of General Electric, Dell Canada, Beamscope and Azerty Inc., a U.S. subsidiary of Abitibi-Consolidated. Ms. Todd is a Chartered Accountant and holds a Masters of Business Administration.

Steven Hoffrogge joined the Company in 2000 as part of the Company’s acquisition of Pensar Corporation and serves as our Senior Vice President, Business Development. Previous positions at the Company include Vice President, Business Programs Management and Senior Director, IBM Global Accounts. Prior to joining SMTC, Mr. Hoffrogge was employed at Pensar Corporation, a regional EMS provider, from 1993 to 2000 where he progressed through various positions to Director of Sales.

Don G. Simpson joined the Company in 1998 and currently serves as our Senior Vice President, Manufacturing and Engineering. His previous positions with the Company include Vice President of Engineering Quality and New Customer Introduction and General Manager of Markham; Vice President of Engineering and Quality; Director of Engineering; Engineering Manager (San Jose); and Corporate Engineering Manager. Prior to joining the Company he worked for nine years with Aironet Wireless Communications developing wireless products.

Paul Blom joined the Company in March 2007 as Senior Vice President, Supply Chain Operations. From 1994 to 2004 he was employed at Celestica Inc., a large Tier 1 EMS provider and mostly recently served as Senior Vice President, Global Supply Chain Management Operations. Prior to joining SMTC, Paul was a member of the executive team at CFM Corporation privately held company and a leading integrated manufacturer of hearth and space heating products, barbecue and outdoor products in North America and the United Kingdom acquired by Teachers’ Private Capital, the private equity arm of the Ontario Teachers’ Pension Plan.

Wayne McLeod has served as a director since February 2005 and Chair of our Board since August 2005. Mr. McLeod served as President, Chief Executive Officer and Chairman of CCL Industries during his term there from 1980-1999. He is currently a member of the boards of directors of Morguard Corp., Turbo Power Systems Inc., CanWest Mediaworks Inc., New Flyer Industries Inc., and Richards Packaging Inc., all listed on the Toronto Stock Exchange. He also serves on the Board of the Institute of Corporate Directors.

Stephen Adamson has served as a director since July 1999. Mr. Adamson is Managing Partner of Celerity Partners, Inc., a private equity investment firm. Mr. Adamson has been with Celerity Partners, Inc. since July 1995. Mr. Adamson is also a director of Orion Defense Systems, Inc., ABC Laboratories, Inc., Streamline Circuits, Inc., Project Leadership Associates, Ortho Organizers, Inc., PC Helps Support, Inc. and TNR Entertainment Corp.

William Brock has served as a director since October 2001. Mr. Brock retired from The Toronto-Dominion Bank in January 2000 as Deputy Chairman and Director, after a career of 37 years. From March 2000 to February 2001, he was President and CEO of Dover Industries, a Toronto Stock Exchange listed company, which manufactures ice cream cones, flour, and assorted disposable fast food paper products. Presently, he is also a director of Crombie Properties Limited, REIT and a director of Empire Company Limited, a public holding company.

Thomas Cowan has served as a director since March 2003. Mr. Cowan is currently CEO of Vecker Corporation. From January 2005 to December 2005 Mr. Cowan was Executive in Residence at RockRidge Capital Partners. From December 2001 to December 2004, Mr. Cowan was Chairman, President and CEO of OutlookSoft Corporation. From March 2000 to December 2001, Mr. Cowan served as Chairman and President of Vcommerce Corporation. Previously he served for over 20 years in various financial and general management positions at IBM Corporation. Mr. Cowan is currently Chairman of the Board of Visitors of Wake Forest University Graduate School of Management and serves on the board of directors of Cormont Inc.

Blair Hendrix has served as a director since July 2001. Mr. Hendrix joined Bain Capital, LLC, a private equity investment firm, in 2000 and currently serves as an Operating Partner of Bain Capital. Prior to joining Bain Capital he was Executive Vice President and Chief Operating Officer of DigiTrace, Inc., a medical technology and service company. Previously Mr. Hendrix was a management consultant with Corporate

Decisions, Inc. (now Mercer Management Consulting), working in the specialty manufacturing, retail and healthcare industries. Mr. Hendrix also serves as a director of Keystone Automotive Operations, Inc. and Innophos, Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 2006, the Board held five (5) meetings. The Board has three standing committees: the Nominating and Governance Committee, the Audit Committee and the Compensation and Management Development Committee.

Stockholders may communicate directly with the Board of Directors by writing to: Board of Directors, SMTC Corporation, 635 Hood Road, Markham Ontario, Canada L3R 4N6. A Stockholder wishing to communicate only with the non-management members of the Board may address the communication to “Non-Management Directors, c/o Board of Directors” at the address above. These communications will be handled by a member of the Nominating and Governance Committee. Finally, communications can be sent directly to individual directors by addressing letters to their individual name, c/o the Board of Directors, at the address above. Board members are invited to attend the annual meeting. Two (2) directors attended the Company’s previous annual meeting, held on May 15, 2006.

The Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors consists of William Brock, Blair Hendrix and Wayne McLeod. The Nominating and Governance Committee (i) identifies individuals qualified to become members of the Board, (ii) selects, or recommends that the Board select, the director nominees for the next annual meeting of Stockholders, (iii) develops and recommends to the Board a set of corporate governance principles applicable to the Company and (iv) oversees the evaluation of the Board and its dealings with management and the committees of the Board. During 2006, the mandate of the Nominating and Governance Committee was undertaken by the full Board of Directors. Accordingly, the Nominating and Governance Committee did not meet in separate session during 2006. The Board approved a written charter for the Nominating and Governance Committee in April 2004, which is available on the Company’s website at www.smtc.com.

The Nominating and Governance Committee considers, among others, the following characteristics and qualities when proposing a nominee for the Board of Directors:

•	Personal qualities, including leadership, character, judgment and integrity;

•	Relevant business and personal experience in such areas as business, the electronic manufacturing services industry, finance, accounting, marketing and other relevant fields;

•	Ability to commit the time necessary to prepare for, and participate in, Board and committee meetings; and

•	Whether the candidate enhances the diversity of skills and experiences of the members of the Board generally.

The Nominating and Governance Committee believes it is important that the Company have directors with extensive and relevant business experience as well as experience in finance and accounting generally.

The Nominating and Governance Committee will consider and evaluate up to two director candidates recommended by Stockholders for inclusion on the slate of directors nominated by the Board. A Stockholder or group of Stockholders that, individually or as a group, has beneficially owned at least 5% of the Company’s shares for at least one year may submit one candidate for the committee’s consideration. If the committee receives more than two submissions, it will consider the submissions put forth by the two nominating Stockholders who beneficially own the most shares. Stockholders wishing to recommend a candidate must submit the recommendation no later than 120 days before the anniversary of the date that the proxy statement for the previous year’s annual meeting was first mailed to Stockholders. Each nominating Stockholder must submit the number of shares it beneficially owns, and a representation that it meets the ownership requirements described above and will continue to hold any shares owned at least through the date of the next annual meeting at which directors are elected. In addition, a nominating Stockholder will be required to furnish certain information with respect to the nominee and the nominee must submit certain written representations. Stockholders who wish to recommend candidates to the Nominating and Governance Committee may obtain more information about the process by contacting the Company’s Secretary at 635 Hood Road, Markham, Ontario, Canada L3R 4N6.

The Nominating and Governance Committee will consider and evaluate candidates recommended by Stockholders on the same basis as candidates recommended by other sources. The Nominating and Governance Committee identifies candidates for director through a variety of formal and informal channels, most notably the business networks of the members of the Board and management.

The Audit Committee

The Audit Committee, which met four (4) times in 2006, consists of William Brock, Thomas Cowan and Wayne McLeod. The Board has determined that Mr. Brock and Mr. McLeod are “audit committee financial experts” as defined by the Securities and Exchange Commission.

The Audit Committee (i) appoints, oversees and replaces, if necessary, the Company’s independent auditor, (ii) assists the Board of Director’s oversight and review of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditor and (iii) prepares the Audit Committee Report included in this proxy statement.

The Board adopted and approved a revised written charter for the Audit Committee in April 2004, and the Audit Committee evaluates its sufficiency on an annual basis.

The Compensation and Management Development Committee

The Compensation Committee currently consists of Stephen Adamson, Blair Hendrix and William Brock. The Compensation Committee met two (2) times in separate session in 2006. The general duties of the Compensation Committee are (i) to provide a general review of the Company’s compensation and benefit plans and (ii) to review compensation practices and policies and establish compensation for the officers of the Company.

DIRECTOR INDEPENDENCE

The Board has determined that each of Stephen Adamson, William Brock, Thomas Cowan, Blair Hendrix and Wayne McLeod is an “independent director” as defined in Rule 4200 of the National Association of Securities Dealers’ (“NASD”) listing standards.

All members of the Nominating and Governance Committee are “independent directors” as defined in Rule 4200 of the NASD’s listing standards and as required by Rule 4350(c)(4) of the NASD’s listing standards.

All Audit Committee members are “independent directors” as defined in Rule 4200 of the NASD’s listing standards and Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934, and as required by Rule 4350(d)(2)(A) of the NASD’s listing standards.

All Compensation Committee members are “independent directors” as defined in Rule 4200 of the NASD’s listing standards and as required by Rule 4350(c)(3) of the NASD’s listing standards.

COMPENSATION OF DIRECTORS

In September 2004, the Board approved a revised compensation plan effective January 1, 2005 for independent directors (the “2005 Compensation Plan”). Pursuant to the 2005 Compensation Plan, we pay the Chairman of the Board a $75,000 base fee per year, and each independent director a $40,000 base fee per year, for serving on our Board, meeting fees of $600 for Board or committee conference calls and $1,200 for full Board meetings or committee meetings. Over the course of each director’s service, a minimum of $25,000 of the annual base fee due to such director each year is paid in the form of shares of Common Stock or deferred share units, until a $100,000 threshold is attained. Thereafter, the director’s fees will be paid all in cash. Members of the Audit Committee receive an annual retainer of $4,000, with the Chairman of the Audit Committee receiving an additional annual retainer of $2,000. Members of other committees receive an annual retainer of $2,000, with the respective Chairman of each committee receiving an additional annual retainer of $3,000.

We pay no additional remuneration to our employees for serving as directors or on committees. The following table outlines the compensation to the Board of Directors for the year ended December 31, 2006:

Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Deferred Share Units ($) (a)	Option Awards ($)		All Other Compensation ($)	Total ($)
Wayne McLeod	2006	$75,000	—	$38,758	—		—	$113,758
William Brock	2006	$43,200	—	$38,758	$3,071	(b)	—	$85,029
Thomas Cowan	2006	$23,800	—	$38,758	—		—	$62,558
Blair Hendrix	2006	$21,800	—	$38,758	—		—	$60,558
Stephen Adamson	2006	$26,000	—	$38,758	—		—	$64,758

(a)	The amounts disclosed in this column represent the expense recorded in accordance with SFAS 123R during fiscal 2006. For more information on deferred share units, please see the discussion included in “Compensation Discussion and Analysis—Short Term Incentive Plan” below.
(b)	Mr. Brock’s options were granted in 2001, and the amounts disclosed in this column represent the expense we recorded in accordance with SFAS 123R during fiscal 2006 for his award. The fair value of this option award was calculated based on assumptions summarized in Note 2 to our audited consolidated financial statements which are included in our 2006 Annual Report on Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between any member of the Company’s Board or Compensation and Management Development Committee and any member of the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of SMTC’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Audit Committee of the Board of Directors currently consists of three directors, William Brock, Thomas Cowan and Wayne McLeod. The duties of the Audit Committee are (i) to review with management and the independent auditors the scope and results of any and all audits, the nature of any other services provided by the independent auditors, the independence of the auditors, changes in the accounting principles applied to the presentation of the Company’s financial statements, and any comments by the independent auditors on the Company’s policies and procedures with respect to internal accounting, auditing and financial controls, (ii) to review the consistency and reasonableness of the financial statements contained in the Company’s quarterly and annual reports prior to filing them with the Securities and Exchange Commission (or with any other regulatory authority) and discuss the results of these quarterly reviews, annual audits and any other matters required to be communicated with the independent auditors under generally accepted auditing standards and (iii) to select the Company’s independent auditors and approve or pre-approve all auditing services and permitted non-audit services to be rendered by the auditor. The Board of Directors has adopted a written charter of the Audit Committee, the sufficiency of which is evaluated each year by the Audit Committee and which is attached hereto as Annex B.

Consistent with its duties, the Audit Committee has reviewed and discussed with the Company’s management the audited financial statements for the year ended December 31, 2006. KPMG LLP issued their unqualified report dated April 2, 2007 on SMTC’s financial statements.

The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with KPMG LLP its independence as an auditor.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors the inclusion of SMTC’s audited financial statements for the year ended December 31, 2006 in the Annual Report on Form 10-K for the year then ended.

By the Audit Committee of the Board of Directors:

William Brock

Thomas Cowan

Wayne McLeod

April 2007

RELATED PARTY TRANSACTIONS

Stockholders Agreement

Certain of our current Stockholders and option holders are parties to a stockholders agreement that, among other things, provides for registration rights and contains provisions regarding the transfer of shares.

Directors’ Relationships with Major Stockholders

One of our current directors, Blair Hendrix, is affiliated with a stockholder that beneficially owns greater than 5% of our Common Stock, the Bain Capital Funds (as defined below).

Purchases from and Sales to an Affiliate of Major Stockholders

Certain funds advised by Bain Capital, LLC or its affiliates (“Bain Capital”) acquired approximately 50% of the capital stock of MEI during the second quarter of 2006. Blair Hendrix, a director of the Company, is also an Operating Partner of Bain Capital, and Bain Capital may be deemed to control MEI. All transactions between the Company and MEI in 2006 were in the normal course of operations.

Certain funds advised by Bain Capital are also stockholders of DDi Corp., one of our suppliers. Our transactions with DDi Corp., which totaled approximately $1.7 million in 2006, are on equivalent terms as those with our other suppliers.

Employment Arrangements

The Company and each executive officer have entered into employment agreements. Each of these employment arrangements is more fully described under “Employment Arrangements.”

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 28, 2007, information regarding beneficial ownership. The table sets forth the number of shares beneficially owned and the percentage ownership for:

•	each person who is known by us to own beneficially more than 5% of our outstanding shares of Common Stock;

•	each executive officer named in our summary compensation table and each director; and

•	all executive officers and directors as a group.

As of March 28, 2007, our outstanding equity securities (including exchangeable shares of our subsidiary, SMTC Canada, other than holdings of SMTC Nova Scotia Company, a subsidiary of SMTC Canada) consisted of 14,646,333 shares.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains a mailing address of c/o SMTC Corporation, 635 Hood Road, Markham, Ontario, Canada L3R 4N6. The number of shares beneficially owned by each Stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 28, 2007 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named Stockholder is a direct or indirect beneficial owner.

	Shares Beneficially Owned
Name and Address	Shares	Options/ Warrants	Total	Percentage of Shares Beneficially Owned(*)
Principal Stockholders:
Caisse de dépôt et placement du Québec(1) 1000 place Jean-Paul-Riopelle Montréal, Québec, Canada, H2Z 2B3	2,550,000	—	2,550,000	17.41%
Red Oak Capital(2) 1409 Chapirn Ave., Mezzanine Burlingame, California 94010	1,136,933	—	1,136,933	7.76%
Bain Capital Funds(3)(4) c/o Bain Capital, LLC 111 Huntington Avenue Boston, Massachusetts 02199	767,627	—	767,627	5.24%

Directors and Executive Officers:
John Caldwell(5)	—	349,400	349,400	2.32%
Jane Todd	—	45,625	45,625	#
Steven G. Hoffrogge	3,200	51,375	54,575	#
Don G. Simpson	—	13,000	13,000	#
Blair Hendrix	—	—	—	—
William Brock	—	7,000	7,000	#
Stephen Adamson(3)(6)	696,185	—	696,185	4.75%
Thomas Cowan	—	3,000	3,000	#
Wayne McLeod (7)	5,000	—	5,000	#
All Directors and Executive Officers as a group (9 persons)	704,385	469,400	1,173,785	7.77%

*	The number of shares of Common Stock deemed outstanding on March 28, 2007 with respect to a person or group includes (a) 14,646,333 shares outstanding on such date (including shares of Common Stock issuable upon exchange of exchangeable shares of our subsidiary, SMTC Canada, other than exchangeable shares held by SMTC Nova Scotia Company, a subsidiary of SMTC Canada) and (b) all options that are currently exercisable or will be exercisable within 60 days of March 28, 2007 by the person or group in question.
#	Represents an amount less than 1.0% of shares outstanding.
(1)	Holdings as of December 31, 2004 as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2005. The holder reports having sole power to vote or direct the vote and dispose or direct the disposition of all such shares.
(2)	Holdings as of December 31, 2006 as reported on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2007. The holder reports having sole power to vote or to direct the vote of all of such shares of Common Stock and power to dispose or direct the disposition of all of such shares.
(3)	The shares of Common Stock included in the table include shares held through investment in EMSIcon Investments, LLC. Each member of EMSIcon Investments, LLC has sole voting and investment power as to shares held on such member’s behalf by EMSIcon Investments, LLC.
(4)	Includes shares of Common Stock held by Bain Capital Fund VI, L.P., (“Fund VI”); BCIP Associates II (“BCIP II”), BCIP Associates II-B (“BCIP II-B”), BCIP Associates II-C (“BCIP II-C”); Sankaty High Yield Asset Partners, L.P. (“Sankaty”); Bain Capital V Mezzanine Fund, L.P. (“Mezzanine”); BCM Capital Partners, L.P. (“BCM”); and BCIP Trust Associates II (“BCIP Trust II” and collectively with Fund VI, BCIP II, BCIP II-B, BCIP II-C, Sankaty, Mezzanine and BCM, the “Bain Capital Funds”).
(5)	Includes options to purchase 203,000 shares of the Company’s Common Stock, options to purchase 100,000 exchangeable shares of SMTC Canada, and warrants to purchase 46,400 exchangeable shares of SMTC Canada.
(6)	Mr. Adamson is a managing member of Celerity EMSIcon, LLC and accordingly may be deemed to beneficially own shares owned by Celerity EMSIcon, LLC, which is a member of EMSIcon Investments,

LLC. Mr. Adamson disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address for Mr. Adamson is c/o Celerity Partners, 11111 Santa Monica Boulevard, Suite 1127, Los Angeles, California 90025.

(7)	Represents 5,000 exchangeable shares of SMTC Canada. Subject to applicable legal requirements, the exchangeable shares of SMTC Canada are exchangeable on a one-for-one basis for shares of Common Stock of SMTC at the option of the holder.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Approach to Executive Compensation

Our compensation programs are designed to align management with our short and long term organizational goals and to align the interests of management with the interests of our shareholders. We believe we have a consistent and transparent approach for decision making with respect to compensation, utilizing market information and individual performance as major guiding factors in our decisions.

Our overall philosophy is to position aggregate compensation at a level that is commensurate with the Company’s size and financial performance, as well as with each individual’s prior experience and current performance on the job. The objectives of our compensation programs are to:

•	attract, motivate and retain the best available executive talent

•	provide our executives with both cash and equity incentives

•	provide a vehicle for long term wealth creation for our executives

This document describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers during the last completed fiscal year. This document focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent that it enhances the understanding of our executive compensation disclosure.

The Compensation and Management Development Committee

The Compensation and Management Development Committee, or the “Compensation Committee,” oversees the Company’s compensation programs and reviews and approves the annual compensation designed for the Chief Executive Officer and the executive officers named in the Summary Compensation Table included on page 23 of this Proxy Statement.

The Compensation Committee is currently composed of three directors: Stephen Adamson, William Brock and Blair Hendrix. The Compensation Committee is responsible for providing a review of the Company’s compensation and benefit plans, reviewing the Chief Executive Officer’s compensation and his recommendations on compensation of all officers, adopting and changing major compensation policies and practices, reporting its recommendations to the Board of Directors for approval and authorization and administering the Company’s equity incentive plans. The Compensation Committee has the authority to select directors and officers to receive awards under the 2000 Plan. No member of this committee was an officer or employee of the Company during fiscal 2006 and all members are “independent directors” as defined in Rule 4200 of the NASD’s listing standards and as required by Rule 4350(c)(3) of the NASD’s listing standards.

Elements of Compensation

Total compensation is comprised of base salary, a short term annual incentive plan, benefits and perquisites, long-term equity compensation and termination benefits.

Base Annual Salary

We pay a base salary, which we believe is fair and competitive, to attract talented executives and provide a secure base of cash compensation.

Salary ranges for our executive officers have been developed for each position using external market data collected through third party surveys and internal data. The ranges are based on the responsibilities and scope of each position and the experience, skills and leadership capabilities required to perform each position.

For the executive officers, the Chief Executive Officer prepares a salary recommendation following a review of individual performance, competitive market data and affordability for the Company. The recommendation is presented to the Compensation Committee. The Compensation Committee relies in part on the Chief Executive Officer’s evaluation of each executive officer’s performance in deciding whether to make an adjustment to his or her base salary in a given year. In the case of a change in role, careful consideration is given to the new responsibilities, external pay practices and internal peer comparisons, in addition to past performance and experience. Following a review of annual performance, the Chief Executive Officer prepares salary adjustment recommendations based on the individual’s current performance level and the positioning of the individual to the market based salary range and presents these recommendations to the Compensation Committee.

Effective November 1, 2005, the Compensation Committee increased the base salaries of Ms. Todd to CDN$245,000 and Mr. Hoffrogge to CDN$264,000. At the same time and included in this increase, the currency for Mr. Hoffrogge’s base salary was converted from US to Canadian dollars. Effective December 14, 2005, at the recommendation of the Chief Executive Officer, the Compensation Committee approved the appointment of Mr. Simpson to the position of Senior Vice President, Manufacturing and Engineering for the PCB assembly and test operating sites. With this appointment, the Committee approved a base annual salary for Mr. Simpson of CDN$210,000.

With respect to the base salary of the Chief Executive Officer, the Board considers individual and company performance, as well as external market practices, prior to recommending any changes. In the years 2003 through 2006, the Chief Executive Officer requested the Board of Directors defer consideration of any adjustment to his base salary until the transformation plan was completed and the Company restored sustained profitability.

Prior to 2006, salary adjustments were considered on the anniversary of the executive officer’s date of hire. At the November 2006 meeting of the Compensation Committee, a proposal was presented and accepted to review the base salaries of all executive officers in March of each year, with any resulting changes effective on April 1st of each calendar year. This timing is in alignment with the rest of the salaried and professional workforce.

Short Term Incentive Plan

We provide a short term incentive plan for executives and management to reward overall company performance with respect to revenue, earnings and cash flow. This variable pay for annual performance aligns our management team with the Company’s annual business plan by establishing corporate goals that drive to the financial targets established in the short term incentive plan as described below.

In March 2006, the Compensation Committee approved a short term incentive plan for executives and managers in the Company (the “Incentive Plan”). The Incentive Plan is based on achievement of certain targets established by the Board of Directors, including quarterly targets, with each quarter representing 17.5% of the overall bonus and the full year results representing 30% of the overall bonus. The Incentive Plan is based 50% upon the achievement of our consolidated pre-tax earnings target, 25% upon the achievement of our revenue target, and 25% upon the achievement of our cash flow targets. The Company must meet at least 90% of its pre-tax earnings target to trigger payout under the Incentive Plan in any one quarter or for the annual portion payout, and 60% overall for a payout of any kind.

The Incentive Plan is established with several levels of participation based on position in the company. For the Chief Executive Officer, the target bonus is set at 100% of annual base salary. For the other executive officers, the target bonus is set at 50% of annual base salary.

Under the terms of Mr. Caldwell’s compensation arrangements, the Compensation Committee determines the amount, if any, of any short term incentive award and at its sole discretion may make such award in the form of cash, stock or deferred share units (“DSUs”). A DSU is not an equity interest but is instead the right to receive a payment at a later date as measured in “units,” whereby a single unit is equal to the fair market value of a single share of the Company’s Common Stock on any given date. For example, a DSU award set at 100,000 units with a grant price of $1.00 per share (set at the date of grant) is initially valued at $100,000. But at a later date, when the fair market value of the Common Stock has changed, the DSU will either be worth more or less. On the date that the DSU grant is paid out (generally the date the executive is no longer employed by, or provides services to, the Company), the holder will be entitled to a payment equal to the fair market value of each Unit on that later date. In our example, if the fair market value of the Common Stock on the date that the holder has the right to payment is $2.00 per share, then the executive will receive a payment of $200,000. Alternatively, if the fair market value is equal to $0.50, the payment will only be equal to $50,000. We believe that a DSU award provides an incentive to the executive officers to work to increase shareholder value, without having a dilutive effect on the Company’s capital structure.

In March of 2007, the Board of Directors awarded Mr. Caldwell 136,425 DSUs in lieu of a bonus based on his 2006 performance. The grant was approved by the Board of Directors effective March 16, 2007, and was valued at $424,282, based on the closing stock price on that day of $3.11. Under Mr. Caldwell’s deferred stock unit agreement, all DSUs must be held by Mr. Caldwell until he is no longer an employee and director of the Company.

All other payouts under the Incentive Plan have been paid in the form of cash.

In March 2007, the Compensation Committee approved the recommendation to continue the Incentive Plan into 2007, using the same performance measures and participation levels as the 2006 plan design.

Long-Term Equity Compensation

Our long term compensation plan is comprised of grants of stock options under the 2000 Plan. We provide performance-based long-term equity compensation opportunities to the executive officers as a means of aligning their interests directly with those of our shareholders. In addition to fostering a sense of ownership in the executive team, long-term equity compensation also allows us to attract and retain qualified senior leaders to the organization.

We believe stock options are inherently performance-based because the exercise price is equal to the market value of the underlying stock on the date the option is granted, and therefore the option has value to the holder only if the market value of the Company’s Common Stock appreciates over time. In this way, stock options are intended to provide equity compensation to our executives while simultaneously creating value for our shareholders.

How Grants are Awarded

There is no set formula for the award of options under the 2000 Plan. Factors considered in making option awards generally include:

•	Position with the Company

•	Importance of retaining the individual’s services

•	Employee’s past and expected future contributions to the Company

•	Individual’s history of past awards

•	Employee’s time in current position

•	Changes in responsibility or scope of position

The Chief Executive Officer prepares a recommendation to the Compensation Committee for each executive officer considered for option awards.

Timing of Awards

Historically, the executive officers were typically awarded stock options upon hire and then on an ad-hoc basis thereafter. At the Compensation Committee meeting in November 2006, the Compensation Committee granted options to all of our executive officers. The Compensation Committee determined at that time that it will consider grants annually following the release of the Company’s third quarter results in November of each year. We expect that the exercise price for each share of Common Stock subject to an option granted will be the closing price of our Common Stock on the date which is three days following the release of our financial results. The Compensation Committee will also consider granting awards at other times during the year as circumstances warrant, such as upon the appointment of new personnel.

2006 Stock Option Grants

The options granted in 2006 to each of the executive officers is indicated in the table labeled “Grants of Plan Based Awards” appearing on page 25 of this Proxy Statement.

Perquisites and Benefits

The Company provides those perquisites that it feels are necessary to enable the executive officers to efficiently perform their responsibilities and to be competitive in the market. These perquisites are described below.

Car Allowance

The Company provides a monthly car allowance to the executive officers as a means of providing additional cash compensation.

Income Tax Planning

Following his relocation to Canada from the United States, the Company agreed to provide Mr. Hoffrogge with reimbursement for the reasonable costs of income tax advice and filing of his income tax returns for 2005, 2006 and 2007, up to a maximum of Cdn $6,000 per year.

Professional Dues

The Company provides a reimbursement for expenses relating to professional dues for the executive officers.

Tax Equalization Payments

The Company provides a tax equalization arrangement for Mr. Hoffrogge, in order to assist him in his relocation from the United States to Canada. Specifically, Mr. Hoffrogge is entitled to receive reimbursement for the difference in the income tax applicable to the base salary for the years 2005, 2006 and 2007, and the Incentive Plan payouts for the years 2004, 2005 and 2006.

Group Insurance Benefits

Executive benefits are determined by the same criteria applicable to the general employee population. Our basic group plan is designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and is offered at no cost to the executive officers.

Retirement Plans and Other Benefits

The Company does not operate a retirement plan for its executive officers.

Selection and Balance of Components of Compensation

The Compensation Committee determines the mix and balance of each of our compensation elements by considering data from our peer group of mid-sized manufacturing companies in the geographies in which we operate. In general, the amount of base salary, potential bonus and potential stock-based compensation for each executive officer is chosen to achieve our objectives of meeting the Company’s business goals, attracting and retaining top quality executives, and enhancing the interests of our Stockholders by maximizing return on invested capital.

For the Chief Executive Officer, base salary constitutes approximately 40%—45% of total direct compensation. For the other executive officers, base salary constitutes up to 50%—60% of total direct compensation.

Role of Executive Officers in the Compensation Committee

The Vice President of Human Resources takes direction from and brings recommendations to the Compensation Committee. She also oversees the implementation of plans approved by the Compensation Committee. She provides documentation to the Compensation Committee related to matters including performance of management, compensation and benefits and succession planning.

The Chief Executive Officer reports to the Compensation Committee his evaluations of the executive officers’ individual performance and makes compensation recommendations with respect to base salary and annual and long-term incentives.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee of the Board has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this Proxy Statement. Based on such review and discussions, the Compensation and Management Development Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Submitted by the Compensation and Management Development Committee

Stephen Adamson

William Brock

Blair Hendrix

POST-TERMINATION COMPENSATION AND CHANGE OF CONTROL PAYMENTS

Mr. Caldwell’s employment was governed by an employment agreement dated February 7, 2005, until that employment agreement was superceded by an employment agreement dated August 15, 2006. With respect to the other executive officers for fiscal year 2006, the terms of employment regarding compensation and termination benefits were governed by terms outlined in individual offers of employment. In March of 2007, we amended the employment agreement with Mr. Caldwell, and the employment arrangements for Mr. Hoffrogge, Ms. Todd and Mr. Simpson were formalized into employment agreements that mirrored the provisions outlined in each original offer letter. There are no changes between Mr. Caldwell’s prior agreement and the offer letters that had been in place with Mr. Hoffrogge, Ms. Todd and Mr. Simpson as compared to the new employment agreements with respect to any of the termination provisions detailed in this section.

Termination Without Cause

The executive officers have employment agreements with the Company that provide compensation upon termination for other than cause.

Under the agreements, the Company provides its executive officers, except for the Chief Executive Officer, with benefits equal to:

a)	Salary continuation for a period of twelve (12) months, plus one (1) month for every completed year of active employment beyond ten (10) years of service, in the case of Mr. Simpson, and twelve (12) years of service, in the case of Ms. Todd and Mr. Hoffrogge, to a maximum of eighteen (18) months of salary continuance, and

b)	benefits continuation for the severance period.

In the event that, prior to the end of the salary continuation period, the executive officer obtains alternative employment that provides total remuneration that is at least 75% of the executive officers’ total compensation previously provided by the Company, then the salary continuation payments will be discontinued and the Company will provide a lump sum payment, less applicable deductions, that is equivalent to 50% of the then remaining salary continuation payments that the executive officer would have been entitled to.

The Chief Executive Officer’s employment agreement also provides compensation upon termination for other than cause. Under this agreement, the Company provides the Chief Executive Officer a lump sum payment, less applicable statutory deductions, equivalent to two times the aggregate base salary and benefits plus the target bonus payable under the Incentive Plan.

In the event that an executive officer is terminated without cause and is the recipient of the compensation described above, the executive officer must adhere to certain non-solicitation and confidentiality covenants in his or her respective employment agreement in order to receive such compensation during the severance period. Specifically, such executive officer cannot solicit any of the Company’s customers or employees for a period of eighteen (18) months, and he or she cannot disclose or make use of any of the Company’s confidential information in the same manner that was agreed to in the employment agreement. If the executive officer violates any of these covenants during the salary continuation period, all salary continuation payments and any rights to such will be terminated.

Based on a hypothetical termination date of December 31, 2006, the severance benefits for the executive officers are as follows:

	Base Salary	Benefits & Perquisites (a)	Bonus	Total
John Caldwell	$888,816	$73,938	$888,816	$1,851,570
Jane Todd	$216,032	$17,106	$—	$233,138
Steve Hoffrogge	$232,785	$84,518	$—	$317,303
Don Simpson	$185,170	$17,106	$—	$202,276

(a)	The amounts shown in this column represent the following:

(i)	Mr. Caldwell’s car allowance, professional dues and medical benefits.

(ii)	Ms. Todd’s car allowance, professional dues and medical benefits.

(iii)	Mr. Simpson’s car allowance and medical benefits.

(iv)	Mr. Hoffrogge’s car allowance, medical benefits, financial planning benefits and tax equalization payments.

Termination in the Event of a Change of Control

The Company has included a change of control provision in the employment agreement of the Chief Executive Officer. In the event of a change of control as described below, if within six months following the change of control the Chief Executive Officer is terminated without cause or is constructively dismissed, the Chief Executive Officer is entitled to a lump sum payment, less applicable statutory deductions, equivalent to two times the aggregate base salary plus the target bonus payable under the Incentive Plan. In establishing this provision, the Board of Directors considered the market competitiveness of the arrangement and the Company’s ability at the time to retain a qualified Chief Executive Officer.

Based on a hypothetical termination date of December 31, 2006, the severance benefits in the event of a change of control for the Chief Executive Officer is $1,851,570.

In the Chief Executive Officer’s employment agreement, a change of control is defined as follows:

a)	the acquisition, directly or indirectly and by any means whatsoever, by any one shareholder, or group of shareholders acting jointly or in concert, of more than 50% of the outstanding voting shares of the Company; or

b)	a sale by the Company (in one or more transactions) of all or substantially all of its assets to an unrelated third party, or other liquidation or dissolution; or

c)	a merger, consolidation, arrangement or other reorganization of the Company which results in the Company’s shareholders owning less than 50% of the voting shares of the resulting entity.

Termination as a Result of the Privatization of the Company

In the event that the Company’s common shares cease to be publicly traded or the Company ceases to be an SEC registrant (except by reason of a change of control where the executive officer continues as Chief Executive Officer of a successor public company), the Chief Executive Officer may at his option, deem his employment to have been terminated without cause. He would then be entitled to all of the benefits specific to him described above in “—Termination Without Cause.”

Accelerated Vesting of Stock Options in the Event of a Change of Control

The 2000 Plan contains provisions to protect the executive officers in the event of a change of control, defined in the 2000 Plan as a “covered transaction.”

In the 2000 Plan, a covered transaction is defined as any of:

(i)	a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert,

(ii)	a sale or transfer of all or substantially all of the company’s assets, or

(iii)	a dissolution or liquidation of the Company.

In the event of a covered transaction:

a)	all outstanding awards shall vest and if relevant become exercisable, immediately prior to the covered transaction;

b)	all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Common Stock or exchangeable shares, shall be accelerated, immediately prior to the covered transaction; and

c)	upon consummation of a covered transaction, all awards then outstanding and requiring exercise shall be forfeited unless, in each case, such awards and deferrals are assumed by the an acquiring or surviving entity or its affiliate.

In connection with any covered transaction in which there is an acquiring, a surviving entity or in which all or substantially all of the Company’s then outstanding Common Stock is acquired, the Compensation Committee may provide for substitute or replacement awards from, or the assumption of awards by, the company, the acquiring or surviving entity or its affiliates, as applicable.

Termination in the Event of Disability

The employment agreements of the executive officers provide for termination in the event of a partial or total disability of an executive officer.

“Partially or Totally Disabled” means any physical or mental incapacity, disease or affliction, as determined by a legally qualified medical practitioner, which prevents the executive officer from performing the essential duties of his position.

In the event that the executive officer is Partially or Totally Disabled for a period of six (6) months or less, he shall receive all remuneration including bonuses, payments and rights including all benefits provided for under the employment agreement, as if he were regularly and fully employed.

In the event that the executive officer is Partially or Totally Disabled for a continuous period of more than six (6) months, the Company shall be entitled to terminate the employment of the executive officer by giving written notice to the executive officer. In the event of a termination of employment under these circumstances, the executive officer shall be entitled to the salary continuance benefits that would have been payable if the termination was involuntary and not for cause (as described above).

SUMMARY COMPENSATION TABLE

The table below provides information concerning the compensation of our executive officers for fiscal 2006.

In the “Salary” column, we disclose the base salary paid to each of our executive officers during fiscal 2006.

In the “Bonus” column, we disclose the total amount of cash bonuses earned by our executive officers during fiscal 2006.

In the “Deferred Stock Units” and “Option Awards” columns, we disclose the 2006 compensation expense related to awards of options in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), without reduction for assumed forfeitures. For deferred stock units, the SFAS 123R fair value is calculated using the closing price on the NASDAQ Global Market of our stock on the date of grant and expense is recorded ratably over the vesting period. The SFAS 123R fair value of our stock options is calculated based on assumptions summarized in Note 2 to our audited consolidated financial statements, which are included in our 2006 Annual Report on Form 10-K, and for which we recognize expense ratably over the vesting period.

In the column “All Other Compensation,” we disclose the sum of the dollar value of all other compensation that could not properly be reported in other columns of the Summary Compensation Table, including perquisites and amounts reimbursed for the payment of taxes.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (a)	Deferred Stock Units ($) (b)	Option Awards ($) (c)	All Other Compensation ($) (d)	Total ($)
John Caldwell President and Chief Executive Officer	2006	$444,408	$—	$491,332	$117,552	$36,969	$1,091,851

Jane Todd Senior Vice President, Finance and Chief Financial Officer	2006	$216,032	$106,517	$—	$29,786	$17,106	$369,440

Steve Hoffrogge Senior Vice President, Business Development	2006	$232,785	$115,070	$—	$40,485	$122,477	$576,949

Don Simpson Senior Vice President, Manufacturing Operations	2006	$185,170	$91,527	$—	$8,702	$17,106	$302,505

(a)	No payment is disclosed in this column for Mr. Caldwell as his bonus for 2006 was paid in the form of deferred share units by the Board of Directors.
(b)	The amount disclosed in this column for Mr. Caldwell represents the expense recorded in accordance with SFAS 123R during fiscal 2006 pursuant to two deferred stock unit agreements. The Board of Directors awarded Mr. Caldwell a 2006 short term incentive award of 136,425 deferred stock units based on his 2006 performance. This grant was approved by the Board of Directors effective March 16, 2007 and was valued at $424,282, based on the closing stock price on that date of $3.11. In addition, the value of the deferred stock units awarded to Mr. Caldwell in 2005 appreciated by $67,050, reflecting the increase in the Company’s stock price during 2006. Under Mr. Caldwell’s deferred stock unit agreements, all deferred stock units must be held by Mr. Caldwell until he is no longer an employee and director of the Company.

(c)	The amounts disclosed in this column represent the expense we recorded in accordance with SFAS 123R during fiscal 2006 for the following option awards. The fair values of these option awards were calculated based on assumptions summarized in Note 2 to our audited consolidated financial statements which are included in our 2006 Annual Report on Form 10-K.
(i)	Mr. Caldwell was granted 100,000 stock options for Common Stock on November 16, 2006 with a Black-Scholes fair value of $1.81 per share and an exercise price of $2.50 per share, the closing price of the Company’s Common Stock on the date of grant. These shares vest in three equal, annual installments, beginning on the first anniversary of the date of grant. In accordance with SFAS 123R, we record expense for this grant ratably over the three-year vesting period.
(ii)	Ms. Todd was granted 40,000 stock options for Common Stock on November 16, 2006 with a Black-Scholes fair value of $1.81 per share and an exercise price of $2.50 per share, the closing price of the Company’s Common Stock on the date of grant. These shares vest in three equal, annual installments. In accordance with SFAS 123R, we record expense for this grant ratably over the three-year vesting period.
(iii)	Mr. Hoffrogge was granted 40,000 stock options for Common Stock on November 16, 2006 with a Black-Scholes fair value of $1.81 per share and an exercise price of $2.50 per share, the closing price of the Company’s Common Stock on the date of grant. These shares vest in three equal, annual installments. In accordance with SFAS 123R, we record expense for this grant ratably over the three-year vesting period.
(iv)	Mr. Simpson was granted 40,000 stock options for Common Stock on November 16, 2006 with a Black-Scholes fair value of $1.81 per share and an exercise price of $2.50 per share, the closing price of the Company’s Common Stock on the date of grant. These shares vest in three equal, annual installments. In accordance with SFAS 123R, we record expense for this grant ratably over the three-year vesting period.
(d)	The amount shown as “All Other Compensation” represents the sum of the following:
(i)	Mr. Caldwell’s employment agreement provides for the following perquisites: car allowance of $31,743, professional dues of $817 and medical benefits of $4,409.
(ii)	Ms. Todd’s employment agreement provides for the following perquisites: car allowance of $12,697, professional dues of $817 and medical benefits of $4,409.
(iii)	Mr. Simpson’s employment agreement provides for the following perquisites: car allowance of $12,697 and medical benefits of $4,409.
(iv)	Mr. Hoffrogge’s employment agreement provides for the following perquisites: car allowance of $12,697, medical benefits of $4,409, financial planning benefits of $4,850 and tax equalization payments of $100,521.

EMPLOYMENT AGREEMENTS

On March 30, 2007, SMTC Canada entered into an employment agreement and a Deferred Share Unit agreement with Mr. Caldwell. Under the terms of the agreements, Mr. Caldwell is entitled to an annual base salary of CDN$504,000, which may be increased by the Board of Directors of SMTC Canada (the “SMTC Canada Board”). Mr. Caldwell is also entitled to receive a short term bonus which will be determined by the SMTC Canada Board, a car allowance and certain other standard benefits. In the event that Mr. Caldwell is terminated without cause or, following a change of control, is terminated without cause or constructively discharged, he is entitled to a lump sum payment of two years base salary and any target bonus determined by the SMTC Canada Board. The employment agreement provides for customary non-competition and non-solicitation provisions which continue during the term of the agreement and for two years from the date of termination. Pursuant to the Deferred Share Unit agreement referred to above and a Deferred Share Unit agreement dated February 7, 2005, within 60 days following the termination of his employment (or within 10 days following a change of control), Mr. Caldwell will be entitled to a payment in respect of the units granted thereunder, based upon the fair market value of the Company’s common stock.

On March 30, 2007, SMTC Canada entered into an employment agreement with Ms. Todd. Under the terms of the agreement, Ms. Todd is entitled to an annual base salary of CDN$252,500, which may be increased by the SMTC Canada Board. Ms. Todd is also entitled to receive a short term bonus with a target of 50% of her base salary if certain financial and individual performance targets to be determined by the SMTC Canada Board are met, as well as a car allowance and certain other standard benefits. In the event that Ms. Todd is terminated without cause, she is entitled to salary continuance of twelve months plus one month for every year of service after twelve years of service, up to a maximum of eighteen months. The employment agreement provides for customary non-solicitation provisions which continue during the term of the agreement and for eighteen months from the date of termination.

On March 30, 2007, SMTC Canada entered into an employment agreement with Mr. Simpson. Under the terms of the agreement, Mr. Simpson is entitled to an annual base salary of CDN$230,000, which may be increased by the SMTC Canada Board. Mr. Simpson is also entitled to receive a short term bonus with a target of 50% of his base salary if certain financial and individual performance targets to be determined by the SMTC Canada Board are met, as well as a car allowance and certain other standard benefits. In the event that Mr. Simpson is terminated without cause, he is entitled to salary continuance of twelve months, and after ten years of employment, an additional one month salary for every year of service after ten years. The employment agreement provides for customary non-solicitation provisions which continue during the term of the agreement and for eighteen months from the date of termination.

On March 30, 2007, SMTC Canada entered into an employment agreement with Mr. Hoffrogge. Under the terms of the agreement, Mr. Hoffrogge is entitled to an annual base salary of CDN$274,500 (subject to gross up to provide the equivalent after tax income that he would have earned as a resident of the U.S.), which may be increased by the SMTC Canada Board. Mr. Hoffrogge is also entitled to receive a short term bonus with a target of 50% of his base salary (subject to gross up to provide the equivalent after tax income that he would have earned as a resident of the U.S.) if certain financial and individual performance targets to be determined by the SMTC Canada Board are met, as well as a car allowance, reimbursement for tax advice of up to CDN$6,000 per year and certain other standard benefits. In the event that Mr. Hoffrogge is terminated without cause, he is entitled to salary continuance of twelve months plus one month for every year of service after twelve years of service, up to a maximum of eighteen months. The employment agreement provides for customary non-solicitation provisions which continue during the term of the agreement and for twelve months from the date of termination.

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of plan-based awards made to an executive officer in 2006. This includes stock option and restricted stock awards granted under the 2000 Plan. The exercise and base prices disclosed were equal to the closing market price of our Common Stock on the date of grant. Finally, in the last column, we report the aggregate SFAS 123R value of all awards made in fiscal 2006 as if they were fully vested on the grant date.

GRANTS OF PLAN-BASED AWARDS

	Grant Date (a)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (b)	Exercise or Base Price of Option Awards ($/sh) (c)	Grant Date Fair Value of Stock and Option Awards (d)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
John Caldwell	11/16/2006	—	—	—	—	—	—	—	100,000	$2.50	$181,000
Jane Todd	11/16/2006	—	—	—	—	—	—	—	40,000	$2.50	$72,400
Steve Hoffrogge	11/16/2006	—	—	—	—	—	—	—	40,000	$2.50	$72,400
Don Simpson	11/16/2006	—	—	—	—	—	—	—	40,000	$2.50	$72,400

(a)	The Board of Directors made this grant upon the release of the Company’s third quarter financial results, as discussed above in “Compensation Disclosure and Analysis—Timing of Awards.” The awards discussed in this column were approved by the Board upon the release of the third quarter financial results on November 13, 2006, effective the third day after the release of financial results, which is the date of grant.
(b)	The awards listed in this column vest in three equal, annual installments, beginning on the first anniversary of the date of grant.
(c)	The exercise price of each award is $2.50, the closing price of the Company’s Common Stock on the date of grant.
(d)	The amounts disclosed in this column represent the expense we recorded in accordance with SFAS 123R during fiscal 2006 for the option awards disclosed in the chart. The fair values of these option awards were calculated based on assumptions summarized in Note 2 to our audited consolidated financial statements which are included in our 2006 Annual Report on Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding unexercised stock options and equity incentive plan awards for each executive officer outstanding as of the end of fiscal 2006. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards(a)
	Equity Incentive Plan Awards:						Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
John Caldwell	3,000	—	—		$3.75	5/6/2013	—	—	—	—
	200,000	—	—		$1.55	10/6/2014	—	—	—	—
	50,000	—	150,000	(b)	$1.27	3/15/2015	—	—	—	—
	—	—	100,000	(c)	$2.50	11/16/2016	—	—	—	—
Jane Todd	18,750	—	11,250	(d)	$2.75	7/6/2014	—	—	—	—
	12,500	—	37,500	(e)	$1.17	3/15/2015	—	—	—	—
	—	—	40,000	(f)	$2.50	11/16/2016	—	—	—	—
Steve Hoffrogge	600	—	—		$15.00	4/25/2012	—	—	—	—
	600	—	—		$25.00	4/25/2012	—	—	—	—
	800	—	—		$40.00	4/25/2012	—	—	—	—
	20,625	—	9,375	(g)	$4.00	3/12/2014	—	—	—	—
	12,500	—	37,500	(h)	$1.17	3/15/2015	—	—	—	—
	—	—	40,000	(i)	$2.50	11/16/2016	—	—	—	—
Don Simpson	900	—	—		$15.00	7/26/2012	—	—	—	—
	900	—	—		$25.00	7/26/2012	—	—	—	—
	1,200	—	—		$40.00	7/26/2012	—	—	—	—
	5,000	—	15,000	(j)	$1.17	3/15/2015	—	—	—	—
	—	—	40,000	(k)	$2.50	11/16/2016	—	—	—	—

(a)	The Company has no outstanding stock awards.
(b)	The shares underlying this award vest by 25% each year beginning on the first anniversary date of the grant.
(c)	The shares underlying this award vest in three equal, annual installments, beginning on the first anniversary of the date of grant.
(d)	The shares underlying this award vest by 25% on the first and second anniversary of the date of grant and the remaining 50% vest 6.25% each quarter over the next two years (or eight quarters in total).
(e)	The shares underlying this award vest by 25% each year beginning on the first anniversary date of the grant.
(f)	The shares underlying this award vest in three equal, annual installments, beginning on the first anniversary of the date of grant.
(g)	The shares underlying this award vest by 25% on the first and second anniversary of the date of grant and the remaining 50% vest 6.25% each quarter over the next two years (or eight quarters in total).
(h)	The shares underlying this award vest by 25% each year beginning on the first anniversary date of the grant.
(i)	The shares underlying this award vest in three equal, annual installments, beginning on the first anniversary of the date of grant.
(j)	The shares underlying this award vest by 25% each year beginning on the first anniversary date of the grant.
(k)	The shares underlying this award vest in three equal, annual installments, beginning on the first anniversary of the date of grant.

INDEPENDENT AUDITORS

KPMG LLP acted as independent auditors for the Company for the year ended December 31, 2006.

Fees to the Company for professional services rendered by KPMG LLP during 2005 and 2006 were as follows: Audit Fees: U.S.$729,317 for 2005 and U.S.$610,470 for 2006; Audit Related Fees: $1,653 for 2005 and $0 for 2006; Tax Fees: U.S.$ 7,900 for 2005 and U.S.$5,841 for 2006, which were in connection with tax compliance matters; and All Other Fees: $0 for each of 2005 and 2006.

In April 2004, the Board adopted an Audit and Non-Audit Services Pre-Approval Policy for the Audit Committee. Under the policy, the Audit Committee has pre-approved certain audit and audit related services, tax services and other services. The Audit Committee has determined that the provision of those services that are pre-approved in the policy will not impair the independence of the auditor. The provision of services by the auditor which are not pre-approved in the policy are subject to separate pre-approval by the Audit Committee. The policy also pre-approved certain specified fee levels for the specific services. Payments in excess of these specified levels are subject to separate pre-approval by the Audit Committee.

The Audit Committee has considered whether KPMG LLP’s provision of non-audit services is compatible with its independence. We expect that representatives from KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.

ADDITIONAL INFORMATION

Stockholder Proposals

In order for Stockholder proposals that are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be considered by the Company for inclusion in the proxy material for SMTC’s 2008 Annual Meeting of Stockholders, they must be received by the Secretary of the Company on or before December 28, 2007 at its principal executive offices, 635 Hood Road, Markham, Ontario, Canada L3R 4N6.

For proposals that Stockholders intend to present at the 2008 Annual Meeting of Stockholders outside the processes of the Rule 14a-8 of the Exchange Act, unless the Stockholder notifies the Company of such intent on or before March 13, 2008, any proxy that management solicits for such annual meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

Notwithstanding the foregoing, our Amended and Restated By-Laws set forth procedures Stockholders must comply with to make nominations for election to the Board of Directors. Such nominations must be made by notice in writing delivered or mailed to the Secretary of the Company and received at the Company’s principal executive office, 635 Hood Road, Markham, Ontario, Canada L3R 4N6 not less than 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting of Stockholders. If the annual meeting is not held within 30 days before or after such anniversary date, then such nomination must have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice must set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to be named as a nominee and to serve as a director if elected; and (b) as to the Stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such Stockholder and (ii) the class and number of shares of the Company that are beneficially owned by such Stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company. If such procedures are not complied with, the chairman of the meeting may determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures and the defective nomination will be disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than ten percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) on Forms 3, 4 and 5. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based on the Company’s review of copies of such forms it has received from its executive officers, directors and greater than ten-percent beneficial owners, the Company believes that during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to its Reporting Persons were met in a timely manner, except that Mr. Simpson did not timely file an initial Form 3 or a Form 4 (on one occasion). Mr. Simpson has subsequently filed the required reports.

Equity Compensation Plan Information

The Company maintains the Amended and Restated SMTC (HTM) 1998 Equity Incentive Plan (the “1998 Plan”), which was approved by the Board of Directors and the stockholders of the Company as of September 30, 1999 and which amended and restated the plan as initially adopted by the Board of Directors and the stockholders of the Company as of July 30, 1999. The Company also maintains the 2000 Plan, which was amended by the Board in April 2004 and the stockholders in May 2004 and was initially adopted by the Board of Directors and the stockholders of the Company in July of 2000.

The following table gives information about awards under the 1998 Plan and the 2000 Plan as of December 31, 2006 and warrants granted to certain of our lenders during fiscal year 2004:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)
	(a)		(b)	(c)
Equity compensation plans approved by shareholders:	942,124		$2.78	52,057	(1)(2)(3)
Equity compensation plans not approved by shareholders:	1,116,695	(4)	$6.90	—
Total	2,058,819		$5.01	52,057

Notes:

(1)	Pursuant to the terms of the 2000 Plan, the Board may increase the size of the pool of shares of Common Stock available for the grant of awards under the 2000 Plan as of the first day of each fiscal year of the Company during the life of the 2000 Plan by an additional number of shares less than or equal to 1% of the number of shares of the Company’s Common Stock outstanding on such date. The Board did opt to so increase the size of the pool of Common Stock by 128,925 shares of Common Stock for fiscal year 2006.
(2)	SMTC Manufacturing Corporation of Canada, a subsidiary of the Company, may issue up to a maximum of 750,000 of its exchangeable shares pursuant to the 2000 Plan.

(3)	Includes 9,628 shares of Class A-1 Common Stock and 29 shares of Class L Common Stock available for issuance under the 1998 Plan; however, the Company’s charter no longer provides for such classes of shares, and no further awards will be made under the 1998 Plan.
(4)	Represents warrants to purchase Common Stock of the Company issued to certain of the Company’s lenders on June 1, 2004.

Other Matters

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

Financial Statements And Form 10-K Annual Report

SMTC’s audited financial statements for the year ended December 31, 2006 and certain other related financial and business information of the Company are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed by the Company with the SEC on April 2, 2007 (including exhibits). Copies of such Annual Report on Form 10-K, including financial statements may be obtained without charge by contacting SMTC Corporation, 635 Hood Road, Markham, Ontario, Canada L3R 4N6, Attention: Investor Relations.

Annex A

SMTC CORPORATION/

SMTC MANUFACTURING CORPORATION OF CANADA

2000 EQUITY INCENTIVE PLAN

(as proposed to be amended)

SECTION 1.     DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

SECTION 2.    GENERAL

The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates Stock-based incentives or incentives based on Performance Criteria.

SECTION 3.    ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant’s consent, alter the terms of the Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

The Administrator may from time to time make recommendations to the SMTC Canada Board with respect to the grant of Awards by SMTC Canada in accordance with the Plan; provided, however, that no Award under which Exchangeable Shares or other securities of SMTC Canada may be issued shall be effective prior to the confirmation and approval of such recommended Award by the SMTC Canada Board.

SECTION 4.    LIMITS ON AWARD UNDER THE PLAN

a.	Number of Shares.

(1) Number of Shares. The number of shares of Stock that may be issued under Awards granted under the Plan (including Stock that may be issued on the exchange of Exchangeable Shares issuable under Awards) shall not exceed (A) 1,800,000 plus (B) as of the first day of each fiscal year (commencing with the fiscal year beginning in 2008) of the Company during the life of the Plan, an additional number of shares determined by the Board but not to exceed 1% of the total number of shares of Stock actually outstanding on such date. Notwithstanding the preceding sentence, no more than 1,700,000 shares of Stock may be delivered in satisfaction of any ISOs awarded under the Plan.

(2) Number of Exchangeable Shares. The number of Exchangeable Shares that may be issued under Awards granted under the Plan shall not exceed 750,000.

(3) Shares Not Delivered. For purposes of this Section 4.a., the following shares shall not be considered to have been delivered under the Plan: (A) shares remaining under an Award that terminates without having been exercised in full; (B) shares subject to an Award, where cash is delivered to a Participant in lieu of such shares;

(C) shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award; and (D) shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an Award.

(4) Netting of Certain Shares. The number of shares of Stock or Exchangeable Shares delivered under an Award shall be determined net of any previously acquired shares tendered by the Participant in payment of the exercise price or of withholding taxes.

b. Type of Shares. Stock and Exchangeable Shares delivered by the Company or SMTC Canada, as applicable, under the Plan may be authorized but unissued shares or previously issued shares acquired by the Company or SMTC Canada, as applicable, and held in treasury. No fractional shares will be delivered under the Plan.

c. Option & SAR Limits. The maximum number of shares of Stock and Exchangeable Shares for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock and Exchangeable Shares subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock and Exchangeable Shares subject to other Awards that may be delivered to any person in any calendar year shall each be 500,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan.

d. Other Award Limits. No more than $1,000,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence: (i) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (ii) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. With respect to any Performance Award other than a Cash Performance Award or a Stock Option or SAR, the maximum Award opportunity shall be 500,000 shares of Stock or Exchangeable Shares, or their equivalent value in cash, subject to the limitations of Section 4.c.

e. Exchangeable Share Award Limits. No Stock Option or SAR shall be granted which could, under the terms of the Plan and any other share option plan or share purchase plan of the Company or SMTC Canada, result in the number of Exchangeable Shares reserved for issuance to any one person exceeding 5% of the issued and outstanding Exchangeable Shares on the date of grant.

SECTION 5.    ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

SECTION 6.    RULES APPLICABLE TO AWARDS

a.	All Awards

(1) Terms of Awards. The Administrator shall determine the terms of all Awards subject to the limitations provided herein, provided that no Stock Option or SAR shall be granted for a term of more than 10 years from the date of grant.

(2) Performance Criteria. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company or its Affiliates that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(3) Alternative Settlement. The Company or SMTC Canada, as applicable, may at any time extinguish rights under an Award in exchange for payment in cash, Stock or Exchangeable Shares (subject to the limitations of Section 4) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

(4) Transferability Of Awards. Except as the Administrator otherwise expressly provides, and subject to the requirements of the TSE in the case of Awards under which Exchangeable Shares may be issued, Awards may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

(5) Vesting, Etc. Without limiting the generality of Section 3, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant’s employment or other service relationship with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable, and all Awards to the extent not already fully vested will be forfeited, except that:

(A) all Stock Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant’s executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, for the lesser of (i) a one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5) and shall thereupon terminate;

(B) all Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than death and except as provided in (C) below, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5), and shall thereupon terminate; and

(C) all Stock Options and SARs held by the Participant whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result for reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

Unless the Administrator expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

(6) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares from an Award or permit a Participant to tender previously owned shares in satisfaction of tax withholding requirements.

(7) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock or Exchangeable Shares subject to an Award.

(8) Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock or Exchangeable Shares actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(9) Section 162(m). In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m) (other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant), the Committee shall in writing preestablish one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award (other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant) intended to qualify as performance-based under Section 162(m), the Committee shall certify whether the Performance Criteria have been attained and such determination shall be final and conclusive. If the Performance Criteria with respect to any such Award are not attained, no other Award shall be provided in substitution of the Performance Award.

b.	Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The Administrator shall determine the exercise price of each Stock Option provided that (a) each Stock Option intended to qualify for the performance-based exception under Section 162(m) of the Code and each ISO must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant; provided that an ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value and (b) each Stock Option exercisable for Exchangeable Shares must have an exercise price that is not less than the simple average of the daily averages of the high and low prices of which a board lot of Exchangeable Shares traded on the TSE on each of the five trading days immediately preceding the date of grant of the Stock Option. The exercise price of a SAR under which Exchangeable Shares may be issued shall not be less than the simple average of the daily averages of the high and low prices of which a board lot of Exchangeable Shares traded on the TSE on each of the five trading days immediately preceding the date of grant of the SAR.

(3) Payment Of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company or SMTC Canada, as applicable, payable on such terms as are specified by the Administrator, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company or SMTC Canada, as applicable, sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

(4) Reload Awards. The Administrator may provide that upon the exercise of an Award, either by payment of cash or (if permitted under Section 6.b.(3) above) through the tender of previously owned shares of Stock or Exchangeable Shares, the Participant or other person exercising the Award will automatically receive a new Award of like kind covering a number of shares of Stock or Exchangeable Shares equal to the number of shares of Stock or Exchangeable Shares for which the first Award was exercised.

(5) ISOs. No ISO may be granted under the Plan after June 30, 2010, but ISOs previously granted may extend beyond that date.

c.	Awards Not Requiring Exercise

(1) Restricted Stock. Awards of Restricted Stock and Unrestricted Stock may be made in return for either (A) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (B) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

(2) Exchangeable Shares. Awards of Exchangeable Shares may be made in return for either the fair equivalent of the money that SMTC Canada would have received if the Awarded Exchangeable Shares had been issued for money, as applicable plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

SECTION 7.    EFFECT OF CERTAIN TRANSACTIONS

a.	Mergers, Etc.

In the event of a Covered Transaction, (i) all outstanding Awards shall vest and if relevant become exercisable and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Stock or Exchangeable Shares, shall be accelerated, immediately prior to the Covered Transaction and (ii) upon consummation of such Covered Transaction all Awards then outstanding and requiring exercise shall be forfeited unless, in each case, such Awards and deferrals are assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence. In connection with any Covered Transaction in which there is an acquiring, a surviving entity or in which all or substantially all of the Company’s then outstanding common stock is acquired, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the Company, the acquiring or surviving entity or its affiliates, as applicable, any such substitution, replacement or assumption to be on such terms as the Administrator determines.

b.	Changes in and Distributions With Respect to the Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s and/or SMTC Canada’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4.a. and to the maximum share limits described in Section 4.b., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to the Company’s common stockholders other than those provided for in Section 7.a. and 7.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 4.c. or 4.d., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 7.b.(1) or 7.b.(2) above.

SECTION 8.    LEGAL CONDITIONS ON DELIVERY OF SHARES

Neither the Company nor SMTC Canada will be obligated to deliver any shares of Stock or Exchangeable Shares pursuant to the Plan or to remove any restriction from shares of Stock or Exchangeable Shares previously delivered under the Plan until the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock or Exchangeable Shares, as applicable, are at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock or Exchangeable Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such shares.

SECTION 9.    AMENDMENT AND TERMINATION

Subject to the last sentence of the first paragraph of Section 3 and to the requirements of the TSE, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m). The Plan shall terminate on the 10th anniversary of the date it is adopted in this form.

SECTION 10.    NON-LIMITATION OF RIGHTS

The existence of the Plan or the grant of any Award shall not in any way affect the Company’s or SMTC Canada’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

SECTION 11.    GOVERNING LAW

The Plan shall be construed in accordance with the laws of the State of Delaware.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board or, if one or more has been appointed, the Committee.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock or Exchangeable Shares.

(v) Deferred Stock.

(vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock or Exchangeable Shares on such terms and conditions as the Administrator determines.

(vii) Cash Performance Awards.

(viii) Performance Awards.

(ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

“Board”: The Board of Directors of the Company.

“Cash Performance Award”: A Performance Award payable in cash. The right of the Company under Section 6.a.(3) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee”: One or more committees of the Board which in the case of Awards granted to officers of the Company shall be comprised solely of two or more outside directors within the meaning of Section 162(m). Any Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

“Company”: SMTC Corporation.

“Covered Transaction”: Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.

“Deferred Stock”: A promise to deliver Stock, Exchangeable Shares or other securities in the future on specified terms.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Exchangeable Share”: Non-voting exchangeable shares of SMTC Canada.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. No Stock Option Awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

“Participant”: An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any one or more of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“Plan”: SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

“Section 162(m)”: Section 162(m) of the Code.

“SARs”: Rights entitling the holder upon exercise to receive cash, Stock or Exchangeable Shares, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock or Exchangeable Shares, as applicable, have appreciated in value since the date of the Award.

“SMTC Canada”: SMTC Manufacturing Corporation of Canada.

“SMTC Canada Board”: The Board of Directors of SMTC Canada.

“Stock”: Common Stock of the Company, par value $ .01 per share.

“Stock Options”: Options entitling the recipient to acquire shares of Stock or Exchangeable Shares, as applicable, upon payment of the exercise price.

“TSE”: The Toronto Stock Exchange.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

Annex B

Charter of the Audit Committee

of the

Board of Directors

of

SMTC Corporation

1. Purpose. The purpose of the Audit Committee (the “Committee”) shall be to (a) appoint, oversee and replace, if necessary, the independent auditor, (b) assist the Board of Director’s oversight of (i) the preparation of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor; and (c) prepare the report the SEC rules require be included in the Company’s annual proxy statement.

2. Composition of the Audit Committee. The Committee shall consist of not less than three board members appointed by the Board of Directors of the Company. Committee members may be removed by the Board of Directors in its discretion. Each member of the Committee shall satisfy the independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and The Nasdaq Stock Market, Inc. (“Nasdaq”) as such requirements are interpreted by the Board of Directors in its business judgment, and the Board of Directors shall annually review the Committee’s compliance with such requirements. Members of the Committee shall be versed in reading and understanding financial statements. No member of the Committee may sit on more than three separate audit committees.

3. Meetings of the Audit Committee. The Committee shall hold regularly scheduled meetings and such special meetings as circumstances dictate. It shall meet separately, at least quarterly, with management, with the internal auditors (or other personnel responsible for the internal audit function), and with the independent auditor to discuss results of examinations, or discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee shall report regularly to the Board of Directors.

4. Responsibilities of the Audit Committee. The function of the Committee is oversight. While the Committee has the responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws, regulations or any internal rules or policies of the Company. This is the responsibility of management. The independent auditor is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing reports thereon. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

5. Duties and Proceedings of the Audit Committee. The Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by accomplishing the following:

5.1. Oversight of Independent Auditor.

(a) Annually evaluate, determine the selection of, and if necessary, determine the replacement of or rotation of, the independent auditor.

(b) Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

(c) Review, evaluate and discuss formal reports, at least annually, from the independent auditor regarding the auditor’s independence, including a delineation of all relationships between the auditor and the Company; and recommend to the Board of Directors actions to satisfy the Board of the independence of the auditor.

(d) Establish hiring policies for employees or former employees of the independent auditors.

(e) At least annually, receive a report, orally or in writing, from the independent auditor detailing the firm’s internal quality control procedures and any material issues raised by independent auditor’s internal quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

5.2. Oversight of Audit Process and Company’s Legal Compliance Program.

(a) Review with internal auditors and independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation. Review with internal auditors and independent auditor any difficulties with audits and managements’ response.

(b) Review and discuss with management, internal auditors and independent auditor the Company’s system of internal control, its financial and critical accounting practices, and policies relating to risk assessment and management.

(c) Receive and review reports of the independent auditor discussing 1) all critical accounting policies and practices used in the preparation of the Company’s financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and 3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(d) Discuss with management and independent auditor any changes in Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

(e) Review and discuss with management and the independent auditor the annual and quarterly financial statements and MD&A of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Discuss results of the annual audit and quarterly review and any other matters required to be communicated to the committee by the independent auditor under generally accepted auditing standards. Discuss with management and independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company’s disclosures of critical accounting policies and other disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

(f) Review, or establish standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies.

(g) Review material pending legal proceedings involving the Company and other contingent liabilities.

(h) Receive from the CEO and CFO a report of all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the company’s internal controls.

(i) Discuss with independent auditor the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61.

(j) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.

5.3. Other Responsibilities.

(a) Review the adequacy of this audit committee charter annually and submit charter to Board of Directors for approval.

(b) Prepare report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.

(c) Put in place an appropriate control process for reviewing and approving Company’s internal transactions and accounting.

(d) Report to the Board on a regular basis.

(e) Annually perform, or participate in, an evaluation of the performance of the Committee, the results of which shall be presented to the Board.

(f) Perform any other activities consistent with the Charter, By-laws and governing law as the Board of Directors or the Audit Committee shall deem appropriate, including holding meetings with the Company’s investment bankers and financial analysts.

6. Authority and Resources of the Audit Committee. The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors as well as for the independent auditor. The Committee may determine appropriate funding needs for its own ordinary administrative expenses that are necessary and appropriate to carrying out its duties.

FORM OF PROXY CARD FOR SMTC CORPORATION’S 2007 ANNUAL MEETING

SMTC CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SMTC CORPORATION FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2007

The undersigned, having received the Notice of Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of SMTC Corporation (the “Company”), hereby appoints each of John Caldwell, Wayne McLeod and William Brock as proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of SMTC Corporation to be held on May 18, 2007 at 11:00 a.m. Eastern Daylight Time at 635 Hood Road, Markham, Ontario, Canada L3R 4N6 and all adjournments thereof (the “Annual Meeting”) and to vote all shares of Common Stock of SMTC Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

This Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxies will be voted FOR the nominee and FOR Proposal No. 2. If the nominee is not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of Common Stock at the Annual Meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Board of Directors recommends a vote FOR the following matter:	Please mark your vote as indicated in this example: ☒

Proposal No. 1

The election of one director to Class I for a term ending 2010.	FOR ☐	WITHHELD ☐	Nominee:	01 John Caldwell

Proposal No. 2

To approve an amendment to the SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

I plan to attend the meeting.	☐

I do not plan to attend the meeting.	☐

Signature	Date

Signature	Date

NOTE: Please sign name exactly as it appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Notice to Exchangeable Shareholders

Our records show that you own exchangeable shares (“Exchangeable Shares”) in the capital of SMTC Manufacturing Corporation of Canada (“SMTC Canada”), a Canadian company. The Exchangeable Shares provide you with economic and voting rights which are, as nearly as practicable, equivalent to those of holders of shares of common stock of SMTC Corporation, the U.S. parent of SMTC Canada, including the right to attend and vote at meetings of the common stockholders of SMTC Corporation. SMTC Corporation (the “Company”) will be holding an annual meeting (the “Annual Meeting”) of its common stockholders on May 18, 2007 to:

1. Elect one Class I directors to serve until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified in accordance with the by-laws of the Company.

2. To approve an amendment to the SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan (the “2000 Plan”).

3. Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

At such Annual Meeting you will have voting rights, as described below, equal to the number of Exchangeable Shares you hold. You are permitted to instruct CIBC Mellon Trust Company, the Trustee under the Voting and Exchange Trust Agreement, as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting of SMTC Corporation. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you, or a person designated by you, a proxy to exercise personally the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed voting instruction card to the Trustee by 5:00 p.m., Eastern Daylight Time, on May 17, 2007. Whether or not you plan to attend, please sign, date and return the voting instruction card in the envelope provided in order to ensure that your Exchangeable Shares will be represented at the Annual Meeting.

You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction card. No notice of revocation or later-dated voting instruction card however, will be effective unless received by the Trustee prior to 5:00 p.m., Eastern Daylight Time, on May 17, 2007.

Non-Registered Holders

Only registered holders of Exchangeable Shares of SMTC Canada are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy as described above. You may be a beneficial owner of Exchangeable Shares (a “Non-Registered Holder”) if your Exchangeable Shares are registered either:

(i)	in the name of an intermediary (an “Intermediary”) with whom you deal in respect of the Exchangeable Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, and similar plans; or

(ii)	in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

SMTC Corporation has distributed copies of the Notice of Annual Meeting, the Proxy Statement dated April 27, 2007 and the Notice to Exchangeable Shareholders (collectively, the “Meeting Materials”) to

Intermediaries who are required to forward these Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive Meeting Materials you will be given either:

(i)	a voting instruction card which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Exchangeable Shares beneficially owned by you but which is otherwise blank. This voting instruction card need not be signed by you. In this case, if you wish to direct the voting of the Exchangeable Shares held by you or attend and vote at the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the voting instruction card and deposit it with CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario M1S OA1 or by fax to (416) 368-2502 prior to 5:00 p.m., Eastern Daylight Time, on May 17, 2007; or

(ii)	a voting instruction form which must be completed and signed by you in accordance with the directions on the voting instruction form.

The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the Exchangeable Shares you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies.

A Non-Registered Holder may revoke a voting instruction card/form given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a voting instruction card/form that is not received by the Intermediary at least seven days prior to the Annual Meeting.

Information relating to SMTC Corporation

Exchangeable Shares are exchangeable on a one-for-one basis for shares of common stock of SMTC Corporation and you, as a holder of Exchangeable Shares, are entitled to receive dividends from SMTC Canada payable at the same time as and equivalent to, on a per-share basis, any dividends paid by SMTC Corporation to holders of its shares of common stock. As a result of the economic and voting equivalency between the Exchangeable Shares and shares of common stock of SMTC Corporation you, as a holder of Exchangeable Shares, will have a participating interest determined by reference to SMTC Corporation not SMTC Canada. Accordingly, it is information relating to SMTC Corporation that is relevant to you and enclosed in this package is SMTC Corporation’s Proxy Statement which we urge you to read carefully.

Markham, Ontario

April 27, 2007

VOTING INSTRUCTION CARD

DIRECTION GIVEN BY REGISTERED HOLDERS OF

EXCHANGEABLE SHARES OF SMTC MANUFACTURING CORPORATION

OF CANADA FOR THE MAY 18, 2007 ANNUAL MEETING

OF STOCKHOLDERS OF SMTC CORPORATION

The undersigned, having read the Notice of Annual Meeting of Stockholders regarding the annual meeting (the “Annual Meeting”) of common stockholders of SMTC Corporation (the “Company”) to be held at 635 Hood Road, Markham, Ontario, Canada L3R 4N6 on Friday, May 18, 2007 at 11:00 a.m. (Eastern Daylight Time), the Proxy Statement dated April 27, 2007 and the accompanying Notice to Exchangeable Shareholders, receipt of each of which is hereby acknowledged, does hereby instruct and direct CIBC Mellon Trust Company (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated as of July 27, 2000, among the Company, SMTC Manufacturing Corporation of Canada (“SMTC Canada”), SMTC Nova Scotia Company, and the Trustee, as follows:

(PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ITEM 1 BELOW AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO VOTE IN ITS DISCRETION.)

(PLEASE SELECT ONE OF A, B OR C)

A.	☐	Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned’s voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows:

(PLEASE COMPLETE THE FOLLOWING ONLY IF YOU HAVE SELECTED ALTERNATIVE A.)

	1.	To vote FOR ☐, AGAINST ☐ or ABSTAIN FROM VOTING ☐ or, if no specification is made, to vote FOR the election of John Caldwell as Class I director to serve until the 2010 Annual Meeting of Stockholders and until his successor is elected and qualified in accordance with the by-laws of the Company.

To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

	2.	To vote FOR ☐, AGAINST ☐ or ABSTAIN FROM VOTING ☐ or, if no specification is made, to vote FOR the amendment to the SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan (the “2000 Plan”).

	3.	To vote, in its discretion, upon any and all matters incident to the foregoing and such other business as may legally come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

(IF YOU HAVE SELECTED ALTERNATIVE A, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS DOCUMENT.)

B.	☐	Deliver a proxy card to the undersigned at the Annual Meeting with respect to all Exchangeable Shares of SMTC Canada held by the undersigned on the record date for the Annual Meeting so that the undersigned may exercise personally the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

(IF YOU HAVE SELECTED ALTERNATIVE B, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS DOCUMENT.)

C.	☐	Deliver a proxy card to to attend and act for and on behalf of the undersigned at the Annual Meeting with respect to all the Exchangeable Shares of SMTC Canada held by the undersigned on the record date for the Annual Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

(IF YOU HAVE SELECTED ALTERNATIVE C, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS DOCUMENT.)

Executed on the      day of             , 2007.

Signature:

Print Name:

Signature:

Print Name:

NOTES:

(1)	A shareholder has the right to appoint a person to represent him/her at the Annual Meeting by inserting in the space provided in Alternative C the name of the person the shareholder wishes to appoint. Such person need not be a shareholder.
(2)	To be valid, this voting instruction card must be signed and deposited with CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario M1S OA1 in the enclosed return envelope or by fax to (416) 368-2502 prior to 5:00 p.m., Eastern Daylight Time, on Thursday, May 17, 2007 or, if the Annual Meeting is adjourned, 48 hours (excluding weekends and holidays) before any adjourned Annual Meeting.
(3)	If an individual, please sign exactly as your Exchangeable Shares are registered.
If the shareholder is a corporation, this voting instruction card must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed.
If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered. If the Exchangeable Shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided. This voting instruction card must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this voting instruction card.
In many cases, Exchangeable Shares beneficially owned by a holder (a “Non-Registered Holder”) are registered in the name of a securities dealer or broker or other intermediary, or clearing agency. Non-Registered Holders should, in particular, review the section entitled “Non-Registered Holders” in the accompanying Notice to Exchangeable Shareholders and carefully follow the instructions of their intermediaries.
(4)	If a share is held by two or more persons, each should sign this voting instruction card.
(5)	If this voting instruction card is not dated in the space provided, it is deemed to bear the date on which it is mailed by the shareholder.